UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2024

VITRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41766	84-1012042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Cherry Creek Drive South, Suite 410 Denver, Colorado	80209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 848-7627

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2024 , Vitro Biopharma, Inc. (the “Company”) entered into a Mutual Release and Settlement Agreement (the “Settlement Agreement”) and Consulting Agreement (the “Consulting Agreement”) with its former Chief Financial Officer, Nathan Haas (the “Agreements”). Pursuant to the Settlement Agreement, the parties confirmed Mr. Haas’s resignation as Chief Financial Officer, effective January 18, 2024.

The parties agreed to confidentiality and non-disparagement restrictions, as well as a release of any potential claims against each other. In addition, certain provisions of Mr. Haas’s employment agreement will survive his resignation, including: (i) The payment of currently unpaid bonus compensation of $175,000, which will be paid upon the completion of either (1) a Qualified Financing, as defined in the Settlement Agreement, or (2) a direct listing on either the New York Stock Exchange or NASDAQ; and (ii) the payment of unpaid 2023 bonus, which will be determined by the Board of Directors no later than April 1, 2024.

Pursuant to the Consulting Agreement, Mr. Haas will serve as a strategy business consultant to the Company. The Consulting Agreement will have an initial term of four months. Mr. Haas will be compensated $15,000 monthly.

On January 22, 2024, Thomas W. Ohrt was appointed the Company’s Chief Financial Officer. Pursuant to a letter agreement between the Company and Mr. Ohrt, Mr. Ohrt will be paid a salary of $250,000 per year and will be eligible for a $125,000 target performance bonus based on Company goals.

Mr. Ohrt has served as the Company’s Controller since January 3, 2022. From December 2019 to January 2022 Mr. Ohrt served as a consultant at SJM Financial, providing financial reporting services to various publicly traded and private companies. Mr. Ohrt briefly retired, from October 2018 to December 2019. Prior to that, Mr. Ohrt served as President and Chief Financial Officer of Formation Energy from April 2013 to October 2018. In addition to these positions, during his 35-year career in finance, Mr. Ohrt has served as Controller of a publicly traded pharmaceutical company, three startup software companies and two other energy-related companies. Mr. Ohrt received his BS in Accounting from Illinois State University.

The foregoing descriptions of the Settlement Agreement, Consulting Agreement, and Offer Letter are qualified by reference to the full text of such documents which are filed as exhibits to this report.

Item 8.01 Other Events

On January 22, 2024, the Company issued a press release announcing the appointment of Thomas W. Ohrt as its Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement
10.2	Mutual Release
10.3	Offer Letter
99.1	Press Release
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRO BIOPHARMA, INC.

Date: January 23, 2024	By:	/s/ Chris Furman
	Name:	Chris Furman
	Title:	Chief Executive Officer